Exhibit 99.1

Wireless Telecom Group INC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FIRST QUARTER 2022 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended March 31, 2022:

●	Completed Microlab sale to RF Industries, Ltd. on March 1, 2022 for $24.25 million
●	Repaid debt of $4.7 million and terminated Muzinich and Bank of America Credit Facilities
●	$19.1 million in cash on balance sheet as of March 31, 2022
●	Revenue of $7.6 million compared to $8.2 million for the same period last year
●	Test & Measurement revenue up 13.7% year-over-year to $6.1 million
●	Gross profit of $4.4 million and gross margin of 57.3% compared to $4.9 million and 59.3% for the same period last year
●	GAAP Net loss from continuing operations of $(1.5) million, compared to a net loss from continuing operations of $(475,000) for the same period last year
●	Non-GAAP adjusted net (loss) from continuing operations of $(117,000) compared to net loss of $(130,000) for the same period last year.
●	Non-GAAP Adjusted EBITDA of $(70,000), compared to Non-GAAP Adjusted EBITDA of $357,000 for the same period last year
●	Bookings of $5.3 million in the quarter and backlog of $7.3 million as of March 31, 2022

May 11, 2022

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the three months ended March 31, 2022.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “The successful close of the Microlab divestiture during the first quarter is a transformational event for the Company, allowing us to pay off our debt and streamline our business to focus on our higher growth segments of Test & Measurement and Radio, Baseband and Software. Our first quarter bookings reflected solid progress in T&M, including continued sales related to satellite communications, semiconductor development, and quantum computing applications. Our first quarter bookings included the cancellation of a $350,000 Russian contract and do not reflect approximately $2 million of RBS contracts in the final stages of approval, which were originally expected in the first quarter. We expect these new RBS contracts will be delivered throughout 2022, which will contribute to revenue and profitability during the second half of the year. The first quarter performance of our T&M segment was particularity strong with revenues increasing nearly 14% along with continued gross profit improvements, which we believe demonstrates our sustainable pricing power and ability to manage through the inflationary environment.”

Mr. Whelan continued, “We are keeping a close eye on the challenges associated with the global supply chain and we are working with our customers and suppliers to limit the effect on our business. Despite this, we remain confident in the expectation for revenue growth and profitability in 2022, supported by a robust funnel of opportunities across our global T&M and RBS segments. In addition, an active refresh of our strategic plan is in advanced stages and the Board of Directors is considering the use of up to $4 million for a share repurchase program that is expected to be approved in the next few days.”

First Quarter 2022 Operating Results:

●	Microlab results are presented as discontinued operations in the Consolidated Statements of Operations. Consolidated Statements of Cash Flows are presented on a consolidated basis for both continuing operations and discontinued operations.
●	Consolidated net revenues decreased 7.2% from the prior year period due to lower hardware and software revenue at RBS of $1.3 million partially offset by increased revenues at T&M of $732,000.
●	Gross profit margin decreased from 59.3% in the prior year period to 57.3% in the first quarter 2022 due to lower software revenue contribution at RBS.
●	Operating expenses increased 11.7% or $607,000 from the prior year period due primarily to higher non-cash stock compensation expense of $215,000 and expenses associated with the Microlab divestiture of $530,000.
●	GAAP loss from continuing operations of $(1.5) million compared to loss of $(475,000) in the prior year. The higher loss is due primarily to lower gross profit of $499,000 and loss on extinguishment of debt of $792,000 recognized in the quarter partially offset by lower interest expense of $120,000 and a higher tax benefit of $706,000.
●	Non-GAAP adjusted net loss from continuing operations of $(117,000) compared to a loss of $(130,000) in the prior year period. Non-GAAP adjusted net loss from continuing operations is a metric the Company uses to measure our core operations. A reconciliation of net loss from continuing operations to Non-GAAP adjusted net loss from continuing operations is provided later in this press release.
●	Non-GAAP Adjusted EBITDA of $(70,000) compared to $357,000 in the prior year. Non-GAAP adjusted EBITDA is a metric the Company uses to measure our core operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP net income is provided later in this press release.
●	Income from discontinued operations of $11.7 million net of tax provision of $4.9 million. Includes gain on sale of $16.4 million.

Cash Flow and Balance Sheet

●	Received $22.8 million in proceeds from the sale of Microlab, net of escrows and transaction expenses.
●	Repaid and terminated both the Muzinich term loan and the Bank of America credit facility totaling $4.7 million and added approximately $18.0 million net cash proceeds to the balance sheet.
●	Cash balance of $19.1 million as of March 31, 2022.

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call on May 11, 2022 at 8:30 a.m. ET in which management will discuss first quarter results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 818215.

The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/45503

A replay will be made available on the Wireless Telecom website following the conference call.

Investor Contact

Andrew M. Berger

Managing Director

SM Berger & Company

Tel: (216) 464-6400

andrew@smberger.com

Contact

Michael Kandell

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wirelesstelecomgroup.com

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines Non-GAAP adjusted operating income/(loss) as GAAP operating income/(loss) excluding non-cash amortization expense of purchased intangible assets, non-recurring expenses associated with acquisition and divestiture activities and non-cash stock compensation expense.

The Company defines Non-GAAP adjusted net income/(loss) from continuing operations as GAAP net income/(loss) from continuing operations excluding non-cash amortization expense of purchased intangible assets, non-recurring expenses associated with acquisition and divestiture activities, non-cash stock compensation expense and the loss on extinguishment of our Muzinich and Bank of America N.A. credit facilities.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition and divestitures expenses, integration expenses, unrealized and realized foreign exchange gains and losses, purchase accounting adjustments, non-recurring legal fees associated with the Harris arbitration, goodwill and indefinite lived intangible asset impairment charges, (gain)/loss on change in fair value of contingent consideration, gain on extinguishment of our PPP loan, loss on extinguishment of our Muzinich and Bank of America N.A. credit facilities and other non-recurring costs. A reconciliation of net income/(loss) to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company views Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income/(Loss) and Non-GAAP Adjusted Net Income/(Loss) from Continuing Operations as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe these Non-GAAP measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income/(Loss) and Non-GAAP Adjusted Net Income/(Loss) from Continuing Operations metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, our expectation that RBS contracts will be delivered throughout 2022 and will contribute to revenue and profitability growth during the second half of the year, our expectation for revenue growth and profitability in 2022, and the expectation of the use of up to $4 million for a share repurchase program. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the ongoing impact that the conflict in Ukraine and related sanctions have had and may continue to have on our business, supply chain, transportation costs, and our backlog; the impact that the evolving COVID-19 pandemic has had and may continue to have on our supply chain, human capital and the general economy in the future; the potential impact of inflation on our business and the economy in general, our dependency on capital spending on data and communication networks by our customers and end users; our dependency on the deployment of 4G LTE and 5G NR private networks and related services to grow our business; the impact of the loss of any significant customers; the ability of our management to successfully implement our evolving business plan; the impact of competitive products and pricing; our abilities to protect our intellectual property rights and our ability to manage risks related to our information technology and cyber security as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, and semiconductor industries, Wireless Telecom Group products enable innovation across existing and emerging wireless technologies. With a product portfolio including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group, Inc.’s website address is wirelesstelecomgroup.com.

Wireless Telecom Group Inc.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(UNAUDITED)

(In thousands, except per share amounts)

	For the Three Months Ended
	March 31
	2022	2021
Net revenues	$7,596	$8,184
Cost of revenues	3,241	3,330
Gross profit	4,355	4,854
Operating expenses
Research and development	1,159	1,156
Sales and marketing	1,260	1,195
General and administrative	3,392	2,853
Total operating expenses	5,811	5,204

Operating income/(loss)	(1,456)	(350)

Loss on extinguishment of debt	(792)	-
Other income/(expense)	101	27
Interest expense	(177)	(297)

Income/(Loss) before taxes	(2,324)	(620)

Tax provision/(benefit)	(851)	(145)

Net (loss) from continuing operations	$(1,473)	$(475)

Net income from discontinued operations, net of tax	11,670	242
Net Income/(loss)	$10,197	$(233)

Other comprehensive income/(loss):
Foreign currency translation adjustments	(137)	75
Comprehensive Income/(Loss)	$10,060	$(158)

Income/(Loss) per share from continuing operations:
Basic	$(0.07)	$(0.02)
Diluted	$(0.07)	$(0.02)

Income/(Loss) per share from discontinued operations:
Basic	$0.52	$0.01
Diluted	$0.47	$0.01

Net Income/(Loss) per share:
Basic	$0.45	$(0.01)
Diluted	$0.40	$(0.01)

Weighted average shares outstanding:
Basic	22,603	21,742
Diluted	25,070	24,050

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	(Unaudited)
	March 31 2022	December 31 2021
CURRENT ASSETS
Cash & cash equivalents	$19,072	$4,472
Accounts receivable - net of reserves of $180 and $196, respectively	3,875	2,407
Inventories - net of reserves of $695 and $681, respectively	4,976	5,088
Prepaid expenses and other current assets	2,233	1,689
Current assets of discontinued operations	-	6,869

TOTAL CURRENT ASSETS	30,156	20,525

PROPERTY PLANT AND EQUIPMENT - NET	1,300	1,110

OTHER ASSETS
Goodwill	10,012	10,108
Acquired intangible assets, net	3,418	3,661
Deferred income taxes, net	2,314	5,580
Right of use assets	1,007	1,146
Other Assets	290	284
Non current asserts of discontinued operations	-	1,937

TOTAL OTHER ASSETS	17,041	22,716

TOTAL ASSETS	$48,497	$44,351

CURRENT LIABILITIES
Short term debt	$62	$126
Accounts payable	1,470	1,481
Short term leases	599	585
Accrued expenses and other current liabilities	6,259	6,676
Deferred revenue	89	408
Current liabilities of discontinued operations	-	1,965

TOTAL CURRENT LIABILITIES	8,479	11,241

LONG TERM LIABILITIES
Long term debt	267	3,595
Long term leases	462	615
Other long term liabilities	52	52
Deferred tax liability	222	228
TOTAL LONG TERM LIABILITIES	1,003	4,490

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized 36,230,636 and 35,915,636 shares issued, 22,972,008 and 22,666,074 shares outstanding	362	359
Additional paid in capital	51,906	51,555
Retained earnings/(deficit)	10,751	554
Treasury stock at cost, 13,258,627 and 13,249,564 shares	(24,638)	(24,619)
Accumulated other comprehensive income	634	771
TOTAL SHAREHOLDERS’ EQUITY	39,015	28,620

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,497	$44,351

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months
	Ended March 31
	2022	2021
CASH FLOWS PROVIDED/(USED) BY OPERATING ACTIVITIES
Net income/(loss)	$10,197	$(233)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	433	530
Extinguishment of Term Debt	792	-
Gain on sale of Microlab	(16,403)	-
Amortization of debt issuance fees	55	83
Share-based compensation expense	330	114
Deferred rent	(7)	(7)
Deferred income taxes	3,265	178
Provision for doubtful accounts	(16)	3
Inventory reserves	24	61
Changes in assets and liabilities, net of divestiture:
Accounts receivable	(1,411)	(853)
Inventories	(132)	(517)
Prepaid expenses and other assets	(184)	(254)
Accounts payable	304	606
Deferred Revenue	(317)	-
Accrued expenses and other liabilities	(505)	235
Net cash (used) by operating activities	(3,575)	(235)

CASH FLOWS PROVIDED/(USED) BY INVESTING ACTIVITIES
Capital expenditures	(151)	(144)
Deferred purchase price payment	(250)	(200)
Divestiture of Microlab, net	22,753	-
Net cash provided/(used) by investing activities	22,352	(344)

CASH FLOWS PROVIDED/(USED) BY FINANCING ACTIVITIES
Term loan repayments	(4,104)	(449)
Proceeds from exercise of stock options	24	-
Shares withheld for employee taxes	(19)	(17)
Net cash provided/(used) by financing activities	(4,099)	(466)

Effect of exchange rate changes on cash and cash equivalents	(78)	(13)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	14,600	665

Cash and cash equivalents, at beginning of period	4,472	4,910

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$19,072	$3,880

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$122	$213
Cash paid during the period for income taxes	$12	$13

NET REVENUE AND GROSS PROFIT BY SEGMENT

(In thousands)

Unaudited

	Three months ended March 31
	Revenue		% of Revenue		Change
	2022	2021	2022	2021	Amount	Pct.
Test and measurement	6,059	5,327	79.8%	65.1%	732	13.7%
Radio, baseband, software	1,537	2,857	20.2%	34.9%	(1,320)	-46.2%
Total net revenues	$7,596	$8,184	100.0%	100.0%	$(588)	-7.2%

	Three months ended March 31
	Gross Profit		Gross Profit %		Change
	2022	2021	2022	2021	Amount	Pct.
Test and measurement	3,508	3,054	57.9%	57.3%	454	14.9%
Radio, baseband, software	847	1,800	55.1%	63.0%	(953)	-52.9%
Total gross profit	$4,355	$4,854	57.3%	59.3%	$(499)	-10.3%

SEGMENT FINANCIAL STATEMENTS

(In thousands, unaudited)

	Three months ended			Three months ended
	March 31, 2022			March 31, 2021
	T&M	RBS	Consolidated	T&M	RBS	Consolidated
Net revenues	$6,059	$1,537	$7,596	$5,327	$2,857	$8,184
Cost of revenues	2,551	690	3,241	2,273	1,057	3,330
Gross profit	3,508	847	4,355	3,054	1,800	4,854

Segment Operating Expenses	1,871	1,598	3,469	1,401	1,835	3,236

Segment Profitability	1,637	(751)	886	1,653	(35)	1,618

Corporate Expenses			2,342			1,968

Operating Loss			(1,456)			(350)

Other income/(expense)			(691)			27
Interest expense			(177)			(297)

Income/(Loss) before taxes			(2,324)			(620)

Tax provision/(benefit)			(851)			(145)

Net income/(loss) from continuing operations			(1,473)			(475)

Net income from Discontinued Operations, net of tax			11,670			242
Net income/(loss)			$10,197			$(233)

Depreciation and Amortization	$279	$154	$433	$224	$246	$469

RECONCILIATION OF NON GAAP MEASURES

(In thousands, unaudited)

	Three Months Ended
	March 31
	2022	2021
Net income/(loss) from continuing operations	$(1,473)	$(475)
Tax Provision/(Benefit)	(851)	(52)
Depreciation and Amortization Expense	433	469
Interest Expense	177	297
Non-GAAP EBITDA	(1,714)	239
Stock Compensation	330	114
Merger and Acquisition/Integration	530	-
Restructuring Cost	-	25
FX (Gain)/Loss	(8)	(25)
Loss on extinguishment of debt	792	-
Non Recurring Arbitration Legal Costs	-	4
Non-GAAP Adjusted EBITDA	$(70)	$357

	Three Months Ended March 31
	2022	2021
GAAP Operating Income/(Loss), as reported	$(1,456)	$(350)
Adjustments:
Amortization of acquired intangible assets	234	329
M&A/Acquisition Expenses	530	-
Stock Compensation Expense	330	114
Restructuring costs	-	25
Total Adjustments to operating income/(loss)	1,094	468
Non-GAAP Adjusted Operating Income/(Loss)	(362)	118

Net Income/(loss) from continuing operations, as reported	$(1,473)	$(475)
Adjustments:
Total pretax adjustments to operating income/(loss)	1,094	468
Loss on extinguishment of debt	792	-
Total adjustments to net loss from continuing operations	1,886	468
Tax effects of adjustments	530	123
Non-GAAP Adjusted Net Income/(loss) from continuing operations	$(117)	$(130)

Basic EPS, as reported	$(0.07)	$(0.02)
Diluted EPS, as reported	$(0.07)	$(0.02)

Non-GAAP Adjusted Basic EPS	$(0.01)	$(0.01)
Non-GAAP Adjusted Diluted EPS	$(0.01)	$(0.01)

Basic Shares	22,603	21,742
Diluted Shares	22,603	21,742